EXHIBIT 10.1

Stock Purchase Agreement

Exhibit 10.1

Stock Purchase Agreement

THIS AGREEMENT is made and entered on 8th December 2022 by and between Hoang Lo ("Seller") of 3103, S1, Sunshine City, Dong Ngac Ward, Bac Tu Liem District, Hanoi, Vietnam and Starguide Group Inc ("Purchaser") of 300 E 2nd St Ste 1510 PMB 5010 Reno, NV 89501.

WITNESSETH:

Whereas, the Seller is a Stockholder in Live Investments Holdings Ltd (hereinafter referred to as the "Corporation"), a United Kingdom corporation, which has authority to sell 8,000 of capital stock, and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell a said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

Purchase and Sale

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement.

The closing of the transactions contemplated by this Agreement (the "Closing"), shall be held at 2nd Floor College House, 17 King Edwards Road, RUISLIP,, London,, HA4 7AE, UNITED KINGDOM on 8th December 2022 at 0800 GMT or such other place, date and time as the parties hereto may otherwise agree.

Amount and Payment of Purchase Price

(a) Consideration

As total consideration for the purchase and sale of the Corporation's Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $16,000, such total consideration to be referred to in this Agreement as the "Purchase Price".

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(b) Payment

The Purchase Price shall be paid as follows:

i. The sum of $16,000 to be delivered to Seller upon the execution of this Agreement.

Representations and Warranties of Seller

Seller hereby warrants and represents:

(a) Organization and Standing

The Seller is a stockholder and record owner of the issued and outstanding shares of the capital stock of the Corporation, which is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom and has the Corporation has the corporate power and authority to carry on its business as it is now being conducted.

(b) Restrictions on Stock

i. The Seller is not a party to any Agreement, written or oral, creating rights with respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

ii. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities, and other charges.

iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls, or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

Representations and Warranties of Seller and Purchaser

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller and Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

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LIVE INVESTMENTS HOLDINGS LTD.

General Provisions

(a) Entire Agreement

This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Heading

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law

This Agreement, and all transactions contemplated hereby, shall be governed by, construed, and enforced in accordance with the laws of the United Kingdom. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER:

By:	Hoang Lo	Date: 8th December 2022
Hoang Lo

PURCHASER:

By:	Lu Meixian, CEO	Date: 8th December 2022

Starguide Group Inc

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